SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2009
GRAYMARK HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation)	001-34171 (Commission File Number)	20-0180812 (I.R.S. Employer Identification No.)

210 Park Avenue, Suite 1350 Oklahoma City, Oklahoma (Address of principal executive offices)	73102 (Zip Code)
Registrant’s telephone number, including area code: (405) 601-5300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
     On October 13, 2009, we, at Graymark Healthcare, Inc., entered into an Employment Agreement with Stanton Nelson, our Chief Executive Officer, and Grant A. Christianson, our Chief Financial Officer. Furthermore, we entered into an Amended and Stated Employment Agreement with Lewis P. Zeidner, our Chief Operating Officer. The material terms of the Employment Agreements and the Amended and Restated Employment Agreement are summarized below.
Employment Agreement of Stanton Nelson
     Employment Period. The initial term of employment is three years commencing on October 1, 2009 (the “effective date”). On each anniversary date the employment term will be automatically extended. If at least 120 days prior to the anniversary date, we may notify Mr. Nelson that the employment period will not be extended, but the employment term will continue for the remainder of the then current employment term.
     Executive Officer Position. In accordance with the terms of the Employment Agreement, the employment of Mr. Nelson is full time requiring best efforts and due diligence, and may be terminated with or without cause. Mr. Nelson is to serve as our Chief Executive Officer and Chairman of the Board of Directors. Except to a limited extent and as expressly permitted by us, Mr. Nelson is prohibited from serving as an officer or director of a publicly-held company, own an interest in a company that interferes with his full-time employment or that is engaged in a business activity similar to our subsidiaries ApothecaryRx, LLC or SDC Holdings, LLC.
     Compensation. Mr. Nelson is to receive an annual base salary of $1.00 and an award of 100,000 restricted stock shares annually pursuant to our 2008 Long-term Incentive Plan, as well as any bonus compensation as determined in our discretion. Mr. Nelson is also entitled to participate in the employee benefit plans and programs maintained and provided to our executive officers and employees. He is entitled to reimbursement of reasonable and ordinary expenses incurred on our behalf, based upon substantiated documentation of the expenditure and four weeks of fully paid, calendar-year vacation.
     Employer Termination. The agreement is for a three-year term ending September 30, 2012, subject to termination with or without cause. We have the right to terminate the Employment Agreement without cause (for any reason) on at least 30-day advance notice (“Without Cause Termination”). In the event of Without Cause Termination, Mr. Nelson will be entitled to an award of 300,000 restricted common stock shares under our 2008 Long-term Incentive Plan and the continuation of all employee benefits for one year, unless he asserts any provision of his Employment Agreement is invalid or unenforceable.
     We may terminate Mr. Nelson’s Employment Agreement in the event of the following:
•	He engages in gross personal misconduct which materially injures us, or any fraud or deceit regarding our business or customers or suppliers;

•	He enters a plea of no contest (nolo contendere) to or is convicted of a felony;

•	He willfully and repeatedly fails to perform his duties after receiving notice and being provided an opportunity to correct such actions; or

•	He breaches any material term or provision of his Employment Agreement (“For Cause Termination”).
Prior to any For Cause Termination, a written determination specifying the reasons for termination must be delivered and received and Mr. Nelson will have the following 30 days to request a meeting to be heard and contest the reasons for termination.

     Executive Officer Termination. Mr. Nelson has the right to terminate his Employment Agreement, either with or without cause. A without cause termination requires the providing of 30-day advance notice to us. In the event of a without cause termination, all future obligations under the Employment Agreement will terminate.
     Mr. Nelson has the right to terminate his Employment Agreement for cause in the event we fail to pay or deliver the compensation or provide employee benefits in accordance with his Employment Agreement after providing 30-days advance notice (“Employer Breach”). In the event of termination as a result of Employer Breach, He will be entitled to receive as severance compensation an award of 300,000 restricted common stock shares under our 2008 Long-term Incentive Plan deliverable within 30 days following the termination date and continuance of all employee benefits for one year.
     Disability; Death. In the event a physical or mental condition prevents performance of Mr. Nelson (i.e., disability), in our reasonable judgment from performing his duties for a period of three consecutive months, his employment may be terminated for cause. In this case, he will be entitled to receive 50,000 shares of restricted stock under our 2008 Long-term Incentive Plan and benefits payable under his Employment Agreement will continue for six months, reduced by any disability plan benefits.
     Upon his death, Mr. Nelson’s Employment Agreement will terminate; however, his estate will be entitled to receive 50,000 shares of restricted stock under our 2008 Long-term Incentive Plan and continuation of employee benefits provided under the Employment Agreement for six months.
     In the event of termination of the Mr. Nelson’s Employment Agreement as a result of his disability or death and he was not otherwise in default under the terms of his Employment Agreement, we will be required to cause Mr. Nelson’s or his estate to be discharged and released from all personal guarantees of our debts, except with respect to Mr. Nelson’s personal guaranty of our Arvest Bank loan will continue to the extent of his common stock shares.
     Confidentiality. Mr. Nelson is required to maintain the confidentiality of the information that constitutes trade secrets or is of a business or confidential nature, regardless of the source of the confidential information or how it was obtained. This confidentiality is to be maintained during his employment and the two years following termination of his Employment Agreement.
     Non-competition and Non-solicitation Covenants. During the 24 months following employment termination, Mr. Nelson agreed as follows:
•	Not to acquire, attempt to acquire, solicit, perform services (directly or indirectly) in any capacity for, or aid another in the acquisition or attempted acquisition of an interest in any business that is involved in the acquisition of retail pharmacies or sleep centers or in the retail sale of pharmaceutical drugs or providing of sleep disorder diagnostic services, in any city in the United States in which we or our subsidiaries owns a pharmacy or sleep disorder diagnostic center or that is within 40 miles of a pharmacy or sleep disorder diagnostic center owned by us or our subsidiaries; and

•	Not to solicit, induce, entice or attempt to entice (directly or indirectly) any of our employees, officers or directors (except the executive officer’s personal secretary, if any), contractors, customers, vendors or subcontractors to terminate or breach any relationship us or our subsidiaries or any of our affiliates, and

•	Not to solicit, induce, entice or attempt to entice any our customers, vendors or subcontractors to cease doing business with us or any of our subsidiaries or us or any of our affiliates.
     Arbitration. Any dispute or controversy arising out or relating to Mr. Nelson’s employment or employment termination that cannot be resolved by agreement will be submitted to binding arbitration before a single arbitrator in accordance with the Rules for Commercial Cases of the American Arbitration Association and in accordance with the Federal Arbitration Act. The arbitrator’s judgment will be final and binding, subject solely to challenge on the grounds of fraud or gross misconduct. The arbitrator will be limited to awarding compensatory damages. The arbitration proceedings will be the sole and exclusive remedies and procedures for the resolution of disputes and controversies; however, a preliminary injunction or other provisional judicial relief may be sought if deemed reasonably necessary to avoid irreparable damage or to preserve the status quo pending arbitration.
Employment Agreement of Grant A. Christianson
     Employment Period. The initial term of employment is three years commencing on August 1, 2009 (the “effective date”). On each anniversary date the employment term will be automatically extended. If at least 120 days prior to the anniversary date, we may notify Mr. Christianson that the employment period will not be extended, but the employment term will continue for the remainder of the then current employment term.
     Executive Officer Position. In accordance with the terms of the Employment Agreement, Mr. Christianson is employed as our Chief Financial Officer. Mr. Christianson is to provide all services reasonably required to fully execute his duties and responsibilities. He is permitted, to the extent the activities do not interfere with the performance of his duties and responsibilities or violate the terms of his Employment Agreement, to (i) manage his personal, financial and legal affairs, and (ii) serve on industry, civic or charitable boards or committees.
     Compensation. Mr. Christianson is to receive an annual base salary of $140,000 subject to increase by our Compensation Committee. We agreed to grant to Mr. Christianson 135,000 shares of restricted stock under our 2008 Long-term Incentive Plan, subject to Mr. Christianson’s continuous employment, the shares vest in five annual installments of 15,000 shares effectively on October 13, 2009, 30,000 shares on August 1, 2010, 45,000 shares on August 1, 2011, 30,000 shares on August 1, 2012 and 15,000 shares on August 1, 2013. Mr. Christianson is entitled to participate in the employee benefit plans and programs maintained and provided to our executive officers and employees. Also, he is entitled to reimbursement of reasonable and ordinary expenses incurred on our behalf based upon substantiated documentation of the expenditure and 20 business days of annual vacation.
     Employer Termination. We may terminate the employment agreement with or without cause on 30-day notice. The bases for a “for cause” termination are (i) the conviction or a plea of no contest to a felony that relates to his employment; (ii) an act or acts of dishonesty taken and intended to result in substantial personal enrichment at our expense; or (iii) the “willful” failure to follow a direct lawful written order from the chairman of our board of directors, within the reasonable scope of his duties and the failure is not cured within 30 days. However, no act or failure to act by Mr. Christianson will be deemed “willful” unless done or omitted to be done by him, not in good faith and without reasonable belief that his action or omission was in our best interest.
     Mr. Christianson has the right to terminate his employment for “good reason” defined as
•	a material diminution in his authority, duties or responsibilities;

•	our reduction of his base salary or a reduction in the equity incentives described above;

•	the requirement that he be based at any office or location that is more than 60 miles from Golden Valley, Minnesota , except for travel reasonably required in the performance of his responsibilities; or

•	any other action or inaction that constitutes our material breach of the Employment Agreement, including the failure of our successor to assume the Employment Agreement.
In the event termination for “good reason” (or “without cause” by us) we agreed to pay Mr. Christianson 200% of his base salary (initially $280,000) and insurance benefits for 18 months.
     Confidentiality. Mr. Christianson is required to maintain the confidentiality of the information that constitutes trade secrets or is of a business or confidential nature, regardless of the source of the confidential information or how it was obtained.
     Non-solicitation Covenants. During one year following his employment termination, Mr. Christianson agreed either personally or by or through his agent or by letters, circulars or advertisements and whether for himself or on behalf of any other person, seek to persuade any one of our employees or any person who was one of our employees during the one-year period, to discontinue his or her employment with us or to become employed in a business or activities likely to be competitive with ours.
     Arbitration. Any dispute or controversy arising out or relating to the Mr. Christianson’s employment or employment termination that cannot be resolved by agreement will be submitted to binding arbitration before a single arbitrator in accordance with the Rules for Commercial Cases of the American Arbitration Association and in accordance with the Federal Arbitration Act. The arbitrator’s judgment will be final and binding, subject solely to challenge on the grounds of fraud or gross misconduct. The arbitrator will be limited to awarding compensatory damages. The arbitration proceedings will be the sole and exclusive remedies and procedures for the resolution of disputes and controversies; however, a preliminary injunction or other provisional judicial relief may be sought if deemed reasonably necessary to avoid irreparable damage or to preserve the status quo pending arbitration.
Amended and Restated Employment Agreement of Lewis P. Zeidner
     The Amended and Restated Employment Agreement (the “Amendment”) is an amendment and restatement of the Employment Agreement of Lewis P. Zeidner with an effective date of January 1, 2008, the terms and conditions of which were previously reported on Form 8-K. Other than as indicated below, the terms and conditions of the earlier reported Employment Agreement remain unchanged and effective.
     Mr. Zeidner’s duties and responsibilities were elevated to those of our Chief Operating Office and Chief Executive Officer and President of our subsidiary, SDC Holdings, LLC, while retaining the same positions with our subsidiary, ApothecaryRx, LLC.
     Mr. Zeidner’s annual base compensate was increased to $235,000. Furthermore, Mr. Zeidner was awarded pursuant to a Stock Option Award Agreement five-year stock options exercisable for the purchase of 100,000 common stock shares for an exercise price of $2.30 per share. In addition, he is entitled to receive five-year stock option awards on October 1, 2010 and 2011 exercisable for the purchase of 75,000 common stock shares, subject to his continuous employment with us or any of our subsidiaries. Also, in the event ApothecaryRx, LLC achieves 90% of the budgeted net income during the 12-month period ending September 2010and 2011, Mr. Zeidner will be entitled to a stock option award exercisable for the purchase of 25,000 common stock shares. Each stock option award was or will be made pursuant to our 2008 Long-term Incentive Plan. In the event ApothecaryRx, LLC is sold or otherwise divested by us at any time prior to September 2011, the stock options that may then be awarded to Mr. Zeidner based upon achievement of the 12-month budgeted net income during the following 12-month period or periods will be awarded to Mr. Zeidner. Under the terms of each Stock Option Award Agreement, the stock options vest or become exercisable in three installments, the first on the date of Stock Option Award Agreement and on the following second and third anniversary dates. Furthermore, in the event of a “change of control” as defined in our 2008 Long-term Incentive Plan, 50% of the then unvested stock options will vest and become exercisable by Mr. Zeidner.
Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Employment Agreements of Stanton Nelson and Grant A. Christianson; Amended and Restated Employment Agreement of Lewis P. Zeidner
     On October 13, 2009, we entered into an Employment Agreement with each of Stanton Nelson, our Chief Executive Officer, and Grant A. Christianson, our Chief Financial Officer, and, with our subsidiary, ApothecaryRx, LLC, the Amended and Restate Employment Agreement with Lewis P. Zeidner. See Item 1.01 Entry into Material Definitive Agreement, above.
     Furthermore, on October 13, 2009, in conjunction with and pursuant to the terms of the Employment Agreement, Mr. Nelson was awarded 100,000 fully vested restricted common stock shares pursuant to our 2008 Long-term Incentive Plan. In conjunction with and pursuant to the terms of the Employment Agreement, Mr. Christianson was awarded 135,000 restricted common stock shares pursuant to our 2008 Long-term Incentive Plan.

On October 13, 2009, our common stock had a reported closing sale price on the NASDAQ Capital Market of $2.30 per share and the restricted share grants to Messrs. Nelson and Christianson had aggregate values of $230,000 and $310,500, respectively. The restricted common stock shares awarded to Mr. Christianson will vest, subject to his continuous employment, in annual five installments of 15,000 shares effectively on October 13, 2009 and following in installments of 30,000 shares, 45,000 shares, 30,000 shares and 15,000 shares on August 1, 2010 through 2013. One half of Mr. Christianson’s the stock award shares will vest if his employment terminates, other than as result of death or disability, or without “for cause” termination and the unvested shares will be forfeited. In the event of a “change of control” (as defined in our 2008 Long-term Incentive Plan), the unvested share grants will become fully vested. Mr. Christianson’s restricted stock award is non-transferable, other than those common stock shares that become fully vested. The shares were or will be issued to Messrs. Nelson and Christianson without registration under the Securities Act of 1933, as amended.
     Mr. Zeidner in conjunction with and pursuant to the Amended and Restated Employment Agreement was awarded stock options exercisable for the purchase of 100,000 common stock shares for $2.30 per share under our 2008 Long-Term Incentive Plan. The options vest in three installments of 33,333 shares October 13, 2009, 33,334 shares on October 1, 2010 and 33,333 shares on October 1, 2011, the second and third vesting installments are subject to Mr. Zeidner’s continuous employment. Furthermore, in the event of a “change of control” as defined in our 2008 Long-term Incentive Plan, 50% of the then unvested stock options will vest.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Employment Agreement between Registrant and Stanton Nelson dated October 13, 2009.

10.2	Employment Agreement between Registrant and Grant A. Christianson dated October 13, 2009.

10.3	Amended and Restated Employment Agreement among Registrant, ApothecaryRx, LLC and Lewis P. Zeidner dated October 13, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYMARK HEALTHCARE, INC. (Registrant)
By:	/S/ STANTON NELSON
Stanton Nelson, Chief Executive Officer

Date: October 14, 2009